UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020 (September 24, 2020)

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Form 8-K dated April 15, 2020, Trinseo S.A. (the “Company”) announced that two directors, Stephen M. Zide and Christopher D. Pappas, had notified the Company of their decisions to retire from the Company’s Board of Directors (the “Board”) and not serve past the Company’s 2021 annual general meeting of shareholders. As previously disclosed in the Company’s proxy statement filed April 27, 2020, both Messrs. Zide and Pappas notified the Board of their decision not to stand for reelection in 2021 and to retire from the Board once uncertainty related to the global pandemic had diminished and suitable Board candidates had been identified. On September 24, 2020, Mr. Zide and Mr. Pappas notified the Company that they intend to retire from the Board effective September 30, 2020. The decision by Mr. Zide and Mr. Pappas to retire as directors of the Company was not the result of any disagreement with the Company on any matter relating to the operations, internal controls, policies or practices of the Company.

On September 24, 2020, the Board of Directors of the Company appointed Jeanmarie Desmond and Matthew T. Farrell as directors of the Company to fill the vacancies created by Mr. Zide’s and Mr. Pappas’s retirement. The appointment of Ms. Desmond will be effective on October 1, 2020, and the appointment Mr. Farrell will be effective on November 1, 2020. There is no arrangement or understanding between Ms. Desmond or Mr. Farrell and any other person pursuant to which either was elected to serve as a director of the Company. The Company is not aware of any transactions involving Ms. Desmond or Mr. Farrell that are reportable under Item 404(a) of Regulation S-K.

Ms. Desmond will be appointed to the Compensation & Talent Development Committee and the Audit Committee, and Mr. Farrell will be appointed to the Nominating & Corporate Governance Committee and the Compensation & Talent Development Committee of the Board.

For their service as non-employee directors, Mr. Farrell and Ms. Desmond will be entitled to receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2020.

A copy of the press release announcing Messrs. Zide’s and Pappas’s retirement, and the appointment of Ms. Desmond and Mr. Farrell to the Board, is attached as Exhibit 99.1.

ITEM 9.01	Exhibits.
99.1	Press release dated September 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: September 29, 2020